EXHIBIT 77-J



       TEMPLETON CHINA WORLD FUND, INC.
           SHARE REPURCHASE PROGRAM
            FROM 9/1/99 TO 8/31/00

                                                                                                 CLOSING
                                                                                                  MARKET      NET
                                                                                                  VALUE      ASSET        DISCOUNT
                                            DATE                                     COST PER     AS OF      VALUE         % OF
                                                                                                             AS OF         MARKET
                                          REPURCHASED     SHARES      TOTAL COST      SHARE      TRADE       TRADE        TO NET
                                                                                                  DATE        DATE      ASSET VALUE
-----------------------------------------------------------------------------------------------------------------------------------
Shares repurchased from
  inception to 9/1/99/1/                                 1,064,200    $ 7,940,336

Shares Repurchased during the period:     06/01/2000         5,900         44,398    $ 7.53      $ 7.44     $ 10.03         26%
                                          06/02/2000        12,900         97,760      7.58        7.50       10.05         25%
                                          06/05/2000        17,000        127,925      7.53        7.44       10.17         27%
                                          06/06/2000        24,000        175,476      7.31        7.25       10.29         30%
                                          06/07/2000        42,000        319,549      7.61        7.50       10.29         27%
                                          06/12/2000         6,800         51,170      7.53        7.50       10.40         28%
                                          06/13/2000           100            746      7.46        7.50       10.41         28%
                                          06/14/2000         6,800         51,170      7.53        7.44       10.35         28%
                                          06/15/2000         2,400         18,060      7.53        7.56       10.41         27%
                                          06/19/2000       200,000      1,517,500      7.59        7.56       10.65         29%
                                          06/20/2000        46,000        346,380      7.53        7.50       10.68         30%
                                          06/21/2000        10,000         75,925      7.59        7.56       10.62         29%
                                          06/22/2000         4,200         31,889      7.59        7.56       10.60         29%
                                          06/23/2000         6,000         45,555      7.59        7.50       10.57         29%
                                          06/26/2000         9,400         71,910      7.65        7.63       10.52         28%
                                          06/28/2000        11,900         95,498      8.03        8.00       10.69         25%
                                          06/29/2000        18,700        147,650      7.90        7.75       10.79         28%
                                          06/30/2000        10,000         77,750      7.78        7.63       10.69         29%
                                          07/03/2000         2,500         19,450      7.78        7.75       10.66        27%
                                                                     ----------   -----------
Total shares repurchased for current period:                           436,600      3,315,759
                                                                     ----------   -----------
Total shares repurchased since inception:                            1,500,800    $11,256,095
                                                                     ==========   ============



Percentage of shares repurchased since inception of the repurchase program: 7.4%


1. Inception date of repurchase plan is 10/18/1997.